Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

National Security Life and Annuity Company and Contract Owners of National Security Variable Account N:

We consent to the use of our report dated April 1, 2019, with respect to the financial statements of the sub-accounts that comprise the National Security Variable Account N, and the related notes, including the financial highlights, (collectively, the financial statements), included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4 (File No. 333-164074).

/s/ KPMG LLP

Columbus, Ohio

April 25, 2019

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
National Security Life and Annuity Company:

We consent to the use of our report on the financial statements of National Security Life and Annuity Company, dated March 27, 2019 and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4 (File No. 333-164074).

/s/ KPMG LLP

Columbus, Ohio

April 25, 2019